BioScrip, Inc.
Proforma Classification of Historical Segments – Year Ended December 31, 2008

	Q1	Q2	Q3	Q4	2008
Results of Operations:
Revenue:
Infusion/Home Health Services	$30,539	$33,499	$33,299	$34,491	$131,828
Pharmacy Services	296,932	314,941	326,128	332,082	1,270,083
Total	$327,471	$348,440	$359,427	$366,573	$1,401,911

Adjusted EBITDA by Segment before corporate overhead:
Infusion/Home Health Services	$1,432	$1,959	$2,227	$4,444	$10,062
Pharmacy Services	7,766	11,018	9,826	8,667	37,277
Total Segment Adjusted EBITDA	9,198	12,977	12,053	13,111	47,339
Corporate overhead	(6,504)	(7,057)	(5,965)	(6,470)	(25,996)
	$2,694	$5,920	$6,088	$6,641	$21,343

Interest expense, net	(585)	(677)	(669)	(780)	(2,711)
Income tax (expense) benefit	(77)	(1,072)	(730)	14,075	12,196
Depreciation	(1,068)	(1,030)	(1,136)	(1,223)	(4,457)
Amortization	(484)	(484)	(484)	(484)	(1,936)
Stock-based compensation expense	(957)	(1,038)	(864)	(931)	(3,790)
Transaction related expenses	-	-	-	-	-
Goodwill and intangible impairment	-	-	-	(93,882)	(93,882)
OIG settlement	-	-	(795)	-	(795)
Net income (loss):	$(477)	$1,619	$1,410	$(76,584)	$(74,032)
Depreciation Expense:
Infusion/Home Health Services	217	223	$267	253	$960
Pharmacy Services	612	565	587	669	2,433
Corporate unallocated	239	242	282	301	1,064
Total	$1,068	$1,030	$1,136	$1,223	$4,457

BioScrip, Inc.
Proforma Classification of Historical Segments – Year Ended December 31, 2009

	Q1	Q2	Q3	Q4	2009
Results of Operations:
Revenue:
Infusion/Home Health Services	$34,403	$36,401	$36,809	$40,607	$148,220
Pharmacy Services	291,346	292,348	296,667	300,944	1,181,305
Total	$325,749	$328,749	$333,476	$341,551	$1,329,525

Adjusted EBITDA by Segment before corporate overhead:
Infusion/Home Health Services	$2,172	$2,662	$2,586	$3,222	$10,642
Pharmacy Services	9,960	11,335	13,224	11,236	45,755
Total Segment Adjusted EBITDA	12,132	13,997	15,810	14,458	56,397
Corporate overhead	(5,962)	(6,972)	(7,793)	(9,978)	(30,705)
	$6,170	$7,025	$8,017	$4,480	$25,692

Interest expense, net	(594)	(430)	(447)	(449)	(1,920)
Income tax (expense) benefit	(404)	(377)	(467)	41,801	40,553
Depreciation	(1,111)	(1,129)	(1,356)	(1,437)	(5,033)
Amortization	-	-	-	-	-
Stock-based compensation expense	(776)	(712)	(897)	(1,034)	(3,419)
Transaction related expenses	-	-	-	(1,774)	(1,774)
Goodwill and intangible impairment	-	-	-	-	-
OIG settlement	-	-	-	-	-
Net income (loss):	$3,285	$4,377	$4,850	$41,587	$54,099
Depreciation Expense:
Infusion/Home Health Services	325	302	$277	281	$1,185
Pharmacy Services	511	581	858	902	2,852
Corporate unallocated	275	246	221	254	996
Total	$1,111	$1,129	$1,356	$1,437	$5,033